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                                                                    EXHIBIT 99.3


                               REQUEST FOR WAIVER

                 DIVIDEND REINVESTMENT AND DIRECT PURCHASE PLAN

This form is to be used only by Participants in the AMB Property Corporation (the "Company") Dividend Reinvestment and Direct Purchase Plan (the "Plan") who are requesting authorization from the Company to make an optional cash investment under the Plan in excess of the $30,000 quarterly maximum.

A new form must be completed each quarter in which the Participant wishes to make an optional cash investment in excess of the $30,000 quarterly maximum. This form will not be accepted by the Agent, unless it is completed in its entirety.

The Participant submitting this form hereby certifies that (a) the information contained herein is true and correct as of the date of this form and (b) the Participant has received a current copy of the Prospectus relating to the Plan (the "Prospectus").

This form should be completed and returned via facsimile at (415) 394-9001,
Attention: Managing Director of Capital Markets, by 2:00 p.m. San Francisco Time, on the day that is at least three business days prior to the first day of the applicable Investment Period. (See Annex 1 to the Prospectus.) For information regarding the discount (if any) and threshold price (if any) that may be applicable to optional cash investments made pursuant to an approved Request for Waiver, please call our Managing Director of Capital Markets at
(415) 394-9000.


PARTICIPANT INFORMATION:

Please Fill Out Entirely.  Bids with Incomplete Information will be rejected.

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Participant Name                Participant Signature         Date

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Tax I.D. Number                 Phone Number                  Fax Number

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Street Address                  City          State           Zip

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PAYMENT INFORMATION:

Amount of Payment Request: $____________

*Wired funds should be directed to the following account: ABA # __________, account # _________, with a reference to AMB Investment Plan. The Agent must receive all funds at least two business days prior to the first day of the Investment Period for the applicable investment date.



FOR COMPANY USE ONLY:

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Amount Approved                 Approved by

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Discount Approved               Title                         Date

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